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                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS
                                       OF
                                NOVA CORPORATION

                                    ARTICLE I
                                     OFFICES

         The Corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

         2.1 ANNUAL MEETING. A meeting of shareholders of the Corporation shall be held annually within five (5) months of the end of each fiscal year of the Corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

         To be properly brought before the meeting, business must be brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any Shareholder of the Corporation entitled to vote at the meeting who complies with the procedures set forth in this Section 2.1; provided, in each case, that such business proposed to be conducted is, under the law and applicable rules and regulations, an appropriate subject for Shareholder action.

         For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation at least 120 calendar days before the first anniversary of the date that the Corporation's proxy statement was released to Shareholders in connection with the previous year's annual meeting of Shareholders. However, if no annual meeting of Shareholders was held in the previous year or if the date of the annual meeting of Shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received by the Secretary at the principal executive offices of the Corporation not fewer than the later of (i) 150 calendar days prior to the date of the contemplated annual meeting or (ii) the date which is 10 calendar days after the date of the first public announcement or other notification to the Shareholders of the date of the contemplated annual meeting.



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         Such Shareholder's notice to the Secretary shall set forth with respect to any proposal such Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be bought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by such Shareholder; (iv) the dates upon which the Shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such Shareholder in such business; (vii) a statement in support of the matter and, for proposals sought to be included in the Corporation's proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8; and
(viii) as to each person whom the Shareholder proposes to nominate for election or reelection as Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and evidence satisfactory to the Corporation that such nominee has no interests that would limit his or her ability to fulfill his or her duties of office).

         In addition, if the Shareholder intends to solicit proxies from the shareholders of the Corporation, such Shareholder shall notify the Corporation of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/or Rule 14a-8. (amended effective 5/26/99)

         2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President or any other holder or holders of at least 50 percent of the Corporation's outstanding Voting Stock (as defined in the Corporation's Articles of Incorporation). Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting. (amended effective 6/08/99)

         For business to be properly brought before a special meeting by a Shareholder, the Shareholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation at least 120 calendar days prior to the date of the special meeting.

         Such Shareholder's notice to the Secretary shall set forth with respect to any proposal such Shareholder process to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting;
(ii) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by such Shareholder; (iv) the dates upon which the Shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such Shareholder in such business; (vii) a statement in support of the matter



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and, for proposals sought to be included in the Corporation's proxy statement, any other information required by Rule 14a-8; and (viii) if the Shareholders requesting the special meeting propose to nominate one or more persons for election or reelection as Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ( including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and evidence reasonably satisfactory to the Corporation that such nominee has no interests that would limit their ability to fulfill their duties of office).

         In addition, if the Shareholder intends to solicit proxies from the shareholders of the Corporation, such Shareholder shall notify the Corporation of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/or Rule 14a-8. (amended effective 5/26/99)

         2.3 PLACE. Annual or special meetings of shareholders may be held within or without the State of Georgia.

         2.4 NOTICE. Notice of annual or special shareholders' meetings stating the place, day and hour of the meeting shall be given in writing not less than ten nor more than sixty days before the date of the meeting, either mailed to the last known address of such shareholder as shown in the stock records of the Corporation or personally given to the shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the Articles of Incorporation, merger, share exchange or consolidation of the Corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger, share exchange or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof unless the shareholder shall provide written notice to the Corporation prior to the taking of any action by the shareholders at such meeting that his attendance is not to be deemed a waiver of the requirement that such notice be given or of the adequacy of any notice that may have been given to such shareholder.

         2.5 QUORUM. At all meetings of shareholders the presence in person or by proxy of persons having the right to cast a majority of the votes entitled to be cast at such meeting by a voting group shall constitute a quorum of that voting group for the transaction of business. Regardless of whether a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by those present shall be sufficient to adjourn a meeting from day to day, and to specify the time and place to which the meeting is adjourned.



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         2.6 PROXIES; REQUIRED VOTE. At every meeting of the shareholders, including meetings of shareholders for the election of Directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved by such voting group if the votes cast within such voting group favoring such action exceed the votes cast within such voting group opposing such action, unless the Articles of Incorporation, a bylaw adopted by the shareholders, or the Georgia Business Corporation Code requires a greater number of affirmative votes. The required vote for the election of directors shall be governed by the Georgia Business Corporation Act.

         2.7 PRESIDING OFFICER AND SECRETARY. At every meeting of shareholders the Chairman of the Board, or in his absence or if there be none, the Vice Chairman of the Board, or in his absence or if there be none, the President, or in his absence a Vice President, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in his absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

         2.8 SHAREHOLDER LIST. The officer or agent having charge of the stock transfer books of the Corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders arranged by voting group (and within each voting group by class or series of shares) showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

         2.9 ACTION IN LIEU OF MEETING. Any action to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be obtained from the requisite persons entitled to vote at a meeting.

         2.10 VOTING GROUP. Voting group means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.

                                   ARTICLE III
                                    DIRECTORS

         3.1 MANAGEMENT. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation. In furtherance of the power of the Board of



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Directors hereunder and not by way of limitation, the following actions may not be taken on behalf of the Corporation without prior approval of a majority of the entire Board of Directors: (1) approving the acquisition of any business whether by a plan of merger, share exchange, asset purchase or otherwise; (2) the creation, incurrence or assumption of any indebtedness; (3) approving capital expenditures in excess of an aggregate of $50,000 in any one fiscal year; (4) approving or directing a change of employment or compensation of any executive officer; or (5) approving the sale of any assets in excess of an aggregate of $50,000 in any fiscal year.

         3.2 Number of Directors. The Board of Directors shall fix by resolution the precise number of members of the Board of Directors. Directors shall be elected at each annual meeting of the shareholders and shall serve for a term of one year and until their successors are elected. A majority of said directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting. (amended effective 1/31/96)

         3.3 ELECTION OF DIRECTORS. Directors shall be elected annually, at the annual meeting of shareholders or at a special meeting in lieu of the annual meeting of shareholders or by written consent of the holders of shares entitled to vote thereon in lieu of a meeting. The Directors shall serve for a term of one year and until their successors are elected. If the annual election of Directors is not held on the date designated therefor, the Directors shall cause such election to be held as soon thereafter as convenient.

         3.4 RESIGNATION. Any Director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board, if any, or the President, or by giving written notice to the Corporation. A Director who resigns may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect or appoint a successor to take office when the resignation by its terms becomes effective.

         3.5 COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be determined from time to time by resolution of the Board of Directors.

         3.6 NUMBER; REMOVAL. The Board of Directors shall consist of one or more individuals, the precise number to be fixed by resolution of the shareholders or the Board of Directors from time to time; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of an incumbent Director. In the event of any increase or decrease in the authorized number of Directors, each Director then serving shall continue as a Director until the expiration of his current term, or his earlier resignation, removal from office or death. Directors may be removed by the shareholders with or without cause in accordance with



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Section 14-2-808 of the Georgia Business Corporation Code. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed Director's successor may be elected at the same meeting to serve the unexpired term.

                                   ARTICLE IV
                                   COMMITTEES

         4.1 EXECUTIVE COMMITTEE.

          (a) The Board of Directors may by resolution adopted by a majority of the entire Board designate an Executive Committee of one or more directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal, or until he shall cease to be a director.

         (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) approving or proposing to shareholders action required to be approved by shareholders; (2) filling vacancies on the Board of Directors or on any of its committees; (3) amending the Articles of Incorporation; (4) adopting, amending or repealing bylaws; (5) authorizing the issuance of any securities; (6) approving the acquisition of any business whether by a plan of merger, share exchange, asset purchase or otherwise; (7) approving the creation, incurrence or assumption of any indebtedness; (8) approving capital expenditures in excess of an aggregate of $50,000 in any one fiscal year; (9) approving or directing a change of employment or compensation of any executive officer; or (10) approving the sale of any assets in excess of an aggregate of $50,000 in any fiscal year.

         (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

         (d) The Executive Committee shall act by majority vote of its members; provided, that contracts or transactions of and by the Corporation in which officers or directors of the



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Corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

         (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

         (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

         4.2 COMPENSATION AND AUDIT COMMITTEES. The Board of Directors shall by resolution adopted by a majority of the entire Board designate a Compensation Committee and Audit Committee, each consisting of three (3) directors. Each member of the Compensation Committee and Audit Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal, or until he shall cease to be a director. The Board of Directors will at all times maintain a Compensation Committee and an Audit Committee of the Board of Directors. At least a majority of the members of each such committee shall consist of directors who are not members of management of the Corporation. The Compensation Committee shall make recommendations to the Board of Directors regarding all matters of compensation, including stock options for employees of the Corporation.

         4.3 OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

         4.4 REMOVAL. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                                    ARTICLE V
                       MEETINGS OF THE BOARD OF DIRECTORS



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         5.1 TIME AND PLACE. Meetings of the Board of Directors may be held at any place either within or without the State of Georgia. Each newly elected Board of Directors shall meet immediately following the close of the annual meeting of shareholders and at the place thereof, or such newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent in writing of all the Directors. In any such case no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting. If the Board of Directors is elected by written consent of shareholders without a meeting, then the newly elected Board shall meet as soon as is reasonably practicable after such consent is duly filed with the Corporation, at the call of the Chairman of the Board, if any, or of the President or of at least one-third of the Directors then in office, at such time and place as shall be specified by written notice thereof given to each Director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting.

         5.2 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.

         5.3 SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than two days' notice by telephone, mail, telegram, cablegram or personal delivery to each Director and shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of any two or more Directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of meeting. No notice of any meeting of the Board of Directors need state the purposes thereof.

         5.4 WAIVER OF NOTICE. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof.

         5.5 QUORUM. At all meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these bylaws. In the absence of a quorum a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.



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         5.6 ACTION IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is delivered to the Corporation for filing with the minutes of the proceedings of the Board of Directors or of such committee and any further requirements of law pertaining to such consents have been complied with.

         5.7 INTERESTED DIRECTORS AND OFFICERS. An interested Director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership, association or other entity which is a party to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more interested Directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (i) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interest of the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; or (ii) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interest of the interested person or persons and the contract or transaction have been disclosed to them; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, committee, or shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

                                   ARTICLE VI
                         OFFICERS, AGENTS AND EMPLOYEES

         6.1 GENERAL PROVISIONS. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, and may include a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause. Such removal without cause shall be without prejudice to such



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person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

         6.2 POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD, THE VICE CHAIRMAN OF THE BOARD AND THE PRESIDENT. The powers and duties of the Chairman of the Board, the Vice Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

         (a) The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.

         (b) The Vice Chairman of the Board shall, in the absence or disability of the Chairman, perform the duties of the Chairman.

         (c) The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the Corporation. He shall have general charge of the business and affairs of the Corporation and shall keep the Board of Directors fully advised. He shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he may delegate these powers. He shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

         6.3 POWERS AND DUTIES OF VICE PRESIDENTS. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Executive Vice President, or if there be none, the Senior Vice President who has served in that capacity for the longest time and who shall be present and able to act, or if there be none, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by an Executive Vice President, a Senior Vice President or a Vice President shall be conclusive evidence of his power to act.



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         6.4 POWERS AND DUTIES OF THE SECRETARY. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he is present. Except as otherwise provided by these bylaws he shall attend to the giving of all notices to shareholders and Directors. He shall have charge of the seal of the Corporation, shall attend to its use on all documents the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his signature whenever required. He shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, he shall have all such powers and duties as generally are incident to the position of corporate secretary or as may be assigned to him by the President or the Board of Directors.

         6.5 POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such powers and duties as generally are incident to the position of corporate treasurer or as may be assigned to him by the President or by the Board of Directors.

         6.6 DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer (provided that the powers and duties of the President may not be conferred upon the Secretary, and vice versa), or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.

                                   ARTICLE VII
                                  CAPITAL STOCK

         7.1 CERTIFICATES. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

         (a) the name of this Corporation;



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         (b) that the Corporation is organized under the laws of the State of
Georgia;

         (c) the name or names of the person or persons to whom the certificate is issued;

         (d) the number and class of shares, and the designation of the series, if any, which the certificate represents; and

         (e) if any shares represented by the certificate are non-voting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, shall further set forth on either the face or back of the certificate a clear and concise statement to that effect.

         Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

         7.2 SHAREHOLDER LIST. The Corporation shall keep or cause to be kept a record of the shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, by voting group and, within each voting group, by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

         7.3 TRANSFERS OF SHARES. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate thereof, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.9 of these bylaws.

         7.4 AUTHORIZATION OF DECLARATION OF DISTRIBUTIONS AND DIVIDENDS. Unless the Articles of Incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Georgia Business Corporation Code.

         7.5 DUTY OF CORPORATION TO REGISTER TRANSFER. The Corporation is under a duty to register the transfer of shares only if:

         (a) the certificate is endorsed by the appropriate person or persons;
and

         (b) reasonable assurance is given that the endorsement or affidavit is genuine and effective; and

         (c) the Corporation either has no duty to inquire into adverse claims or has discharged that duty; and

         (d) the requirements of any applicable law relating to the collection of taxes have been met; and

         (e) the transfer in fact is rightful or is to a bona fide purchaser.

         7.6  RECORD DATES.
         (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

         (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         7.7 REGISTERED OWNER. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.8 TRANSFER AGENT AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

         7.9 LOST CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of

Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

         7.10 FRACTIONAL SHARES OR SCRIP. The Corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the Corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the Corporation, including voting rights, dividend rights or the right to participate in any distribution of assets of the Corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

                                  ARTICLE VIII
                   BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

         8.1 INSPECTION OF BOOKS AND RECORDS. Any person who is the holder of record of, or authorized in writing by the holders of record of, more than two percent (2%) of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to inspect in person or by agent or attorney, at any reasonable time or times, excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee thereof while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, accounting records of the Corporation, and the record of shareholders and to make copies therefrom.

         A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (1) his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder; (2) he describes with reasonable particularity his purpose and the records he desires to inspect; (3) the records are directly connected with his purpose; and (4) the records are to be used only for the stated purpose.

         If the Secretary or a majority of the Board of Directors find the request proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

         If said request is found by the Secretary or the Board of Directors not to be proper, the Secretary shall promptly notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder's request.

         The Secretary and the Board of Directors shall at all times be entitled to rely on the corporate records in making any determination hereunder.

         8.2 SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation.

         8.3 ANNUAL STATEMENTS. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

         (a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year;

         (b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement; and

         (c) Such other documents and reports as may be required by law.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 CERTAIN DEFINITIONS. As used in this Article, the following capitalized terms shall have the following meanings:

         (a) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A Director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

         (c) "Expenses" includes attorneys' fees.

         (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable Expenses incurred with respect to a proceeding.

         (e) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (f) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         (g) "Reviewing Party" shall mean the person or persons making the entitlement determination pursuant to Section 9.4 of this Article, and shall not include a court making any determination under this Article or otherwise.

         9.2  BASIC INDEMNIFICATION ARRANGEMENT.
         (a) Except as provided in Section 9.7 and subsections 9.2(d), 9.2(e) and 9.2(f) below, the Corporation shall indemnify an individual who is made a Party to a Proceeding because he is or was a Director against Liability incurred by him in the Proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A person's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a).

         (c) The termination of a Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 9.2(a).

         (d) The Corporation shall not indemnify a person under this Article in connection with (i) a Proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, unless, and then only to the extent that, the Reviewing Party, or a court of competent jurisdiction acting pursuant to Section 9.5 of this Article or Section 14-2-854 of the Georgia Business Corporation Code, determines that, in view of the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnification, or
(ii) any Proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit, unless, and then only to the extent that, the Reviewing Party, or a court of competent jurisdiction acting pursuant to Section 9.5 of this Article or Section 14-2-854 of the Georgia Business Corporation Code, determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

         (e) Indemnification permitted under this Article in connection with a Proceeding by or in the right of the Corporation shall include reasonable Expenses, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement in connection with the Proceeding, but, unless ordered by a court, shall not include judgments.

         (f) Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses hereunder with respect to any Proceeding or claim brought or made by him against the Corporation, other than a Proceeding or claim seeking or defending such person's right to indemnification or advancement of expense pursuant to Section 9.5 hereof or otherwise.

         (g) If any person is entitled under any provision of this Article to indemnification by the Corporation for some portion of Liability incurred by him, but not the total amount thereof, the Corporation shall indemnify such person for the portion of such Liability to which he is entitled.

         (h) The Corporation shall indemnify a Director to the extent that he has been successful, on the merits or otherwise, in the defense of any Proceeding to which he was a Party, or in defense of any claim, issue or matter therein, because he is or was a Director, against reasonable Expenses incurred by him in connection with the Proceeding.

         9.3  ADVANCES FOR EXPENSES.
         (a) The Corporation shall pay for or reimburse the reasonable Expenses incurred by a Director as a Party to a Proceeding in advance of final disposition of the Proceeding if:

                  (i) Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 9.2(a) above and that his conduct does not constitute behavior of the kind described in subsections 9.7
         (i)-(iv) below; and

                  (ii) Such person furnishes the Corporation a written undertaking (meeting the qualifications set forth below in subsection 9.3(b)), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise.

         (b) The undertaking required by subsection 9.3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to financial ability to make repayment. If a Director seeks to enforce his rights to indemnification in a court pursuant to Section 9.5, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

         9.4  AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO
INDEMNIFICATION.
         (a) The Corporation acknowledges that indemnification of a Director under Section 9.2 has been pre-authorized by the Corporation in the manner described in subsection 9.4(b) below. Nevertheless, the Corporation shall not indemnify a Director under Section 9.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 9.2(a); provided, however, that no entitlement decision need be made prior to the advancement of Expenses and that, regardless of the result or absence of any such determination, and unless limited by the Articles of Incorporation of this Corporation, the Corporation shall make any indemnification mandated by Section 9.2(h) above.

         (b) The determination referred to in subsection 9.4(a) above shall be made, at the election of the Board of Directors:

                  (i) by the Board of Directors of the Corporation by majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

                  (ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the Proceeding;

                  (iii) by special legal counsel:

                           (1) selected by the Board of Directors or its
                  committee in the manner prescribed in subdivision (i) or (ii); or

                           (2) if a quorum of the Board of Directors cannot be
                  obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                  (iv) by the shareholders; provided that shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

         (c) As acknowledged above, the Corporation has pre-authorized the indemnification of Directors hereunder, subject to a case-by-case determination that the proposed indemnitee met the applicable standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the Corporation's indemnification of Directors hereunder. Nevertheless, except as set forth in subsection 9.4(d) below, evaluation as to reasonableness of Expenses of a Director in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.4(b) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of Expenses shall be made by those entitled under subsection 9.4(b)(iii) to select counsel.

         (d) Notwithstanding the requirement under subsection 9.4(c) that the Reviewing Party evaluate the reasonableness of Expenses claimed by the proposed indemnitee, any Expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by subsection 9.4(c) within thirty days following the proposed indemnitee's written request for indemnification for, or advancement of, Expenses.

         (e) The Reviewing Party, however chosen, shall make the requested determination as promptly as reasonably practical after a request for indemnification is presented.

         9.5 COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES. Unless this Corporation's Articles of Incorporation provide otherwise, a Director who is a Party to a Proceeding may apply for indemnification or advances for Expenses to the court conducting the Proceeding or to another court of competent jurisdiction. For purposes of this Article, the Corporation hereby consents to personal jurisdiction and venue in any court in which is pending a Proceeding to which a Director is a Party. Regardless of any determination by the Reviewing Party that the proposed indemnitee is not entitled to indemnification or advancement of Expenses or as to the reasonableness of Expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of Expenses, such court's review shall be a de novo review. On application, the court, after giving any notice it considers necessary, may order indemnification or advancement of Expenses if it determines that:

         (i) The applicant is entitled to mandatory indemnification under
Section 9.2(h) above (in which case the Corporation shall pay the indemnitee's reasonable Expenses incurred to obtain court-ordered indemnification);

         (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 9.2(a) above or was adjudged liable as described in subsection 9.2(d) above (in which case any court-ordered indemnification need not be limited to reasonable Expenses incurred by the indemnitee but may include Expenses, penalties, fines, judgments, amounts paid in settlement and any other amounts ordered by the court to be indemnified, and, whether or not so ordered, the Corporation shall pay the applicant's reasonable Expenses incurred to obtain court-ordered indemnification); or

         (iii) In the case of advances for Expenses, the applicant is entitled pursuant to the Articles of Incorporation, Bylaws or applicable resolution or agreement to payment for or reimbursement of his reasonable Expenses incurred as a Party to a Proceeding in advance of final disposition of the Proceeding (in which case the Corporation shall pay the applicant's reasonable Expenses incurred to obtain court-ordered advancement of Expenses); or

         (iv) The applicant is otherwise entitled to enforcement of his rights hereunder (in which case the Corporation shall pay the indemnitee's reasonable Expenses incurred to obtain such enforcement).

         9.6 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. Unless this Corporation's Articles of Incorporation provide otherwise, (i) the Corporation shall indemnify and advance Expenses under this Article to an officer of the Corporation who is not a Director to the same extent, and subject to the same conditions, as to a Director, and (ii) the Corporation may, subject to authorization in the specific case, indemnify and advance Expenses under this Article to an employee or agent of the Corporation who is not a Director to the same extent as to a Director, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors.

         9.7 LIMITATIONS ON INDEMNIFICATION. Regardless of whether a proposed indemnitee has met the applicable standard of conduct set forth in subsection 9.2(a), the Corporation shall not indemnify a person under this Article for any Liability incurred in a Proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

         (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

         (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

         (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

         (iv) for any transaction from which he received an improper personal benefit.

         9.8 LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of a Director or an individual who is or was an officer, employee or agent of the Corporation or who, while an officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by him in that capacity or arising from his status as a Director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same Liability under
Section 9.2, Section 9.3 or Section 9.4 above.

         9.9 WITNESS FEES. Nothing in this Article shall limit the Corporation's power to pay or reimburse Expenses incurred by a person in connection with his appearance as a witness in a Proceeding at a time when he has not been made a named defendant or respondent in the Proceeding.

         9.10 REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances Expenses to a Director in connection with a Proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to the shareholders with or before the notice of the next shareholders' meeting.

         9.11 SECURITY FOR INDEMNIFICATION OBLIGATIONS. The Corporation may at any time and in any manner, at the discretion of the Board of Directors, secure the Corporation's obligations to indemnify or advance Expenses to a person pursuant to this Article.

         9.12 NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

         9.13 SUBROGATION. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

         9.14 CONTRACT RIGHTS. The right to indemnification and advancement of Expenses conferred hereunder to Directors shall be a contract right and shall not be affected adversely to any Director by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

         9.15 SPECIFIC PERFORMANCE. In any Proceeding brought by or on behalf of a Director to specifically enforce the provisions of this Article, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such Proceeding the claim or defense that such remedy at law exists. The provisions of this Section 9.15, however, shall not prevent the Director from seeking a remedy at law in connection with any breach of the provisions of this Article.

         9.16 NON-EXCLUSIVITY, ETC. The rights of a Director hereunder shall be in addition to any other rights with respect to indemnification, advancement of Expenses or otherwise that he may have under contract or the Georgia Business Corporation Code or otherwise.

         9.17 AMENDMENTS. It is the intent of the Corporation to indemnify and advance Expenses to its Directors to the full extent permitted by the Georgia Business Corporation Code, as amended from time to time. To the extent that the Georgia Business Corporation Code is hereafter amended to permit a Georgia business corporation to provide to its directors greater rights to indemnification or advancement of Expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advancement of Expenses to the Corporation's Directors, in each case consistent with the Georgia Business Corporation Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of Expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

         9.18 SEVERABILITY. To the extent that the provisions of this Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Georgia Business Corporation Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

                                    ARTICLE X
                           NOTICES; WAIVERS OF NOTICE

         10.1 NOTICES. Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, Director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice or by cable, telegraph, or facsimile transmission, or by mail by depositing the same in the post office or letter box in a postage-paid sealed wrapper, addressed to such shareholder, officer or Director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

         10.2 WAIVERS OF NOTICE. Except as otherwise provided in these bylaws, when any notice whatever is required to be given by law, by the Articles of Incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing.

                                   ARTICLE XI

                                EMERGENCY POWERS

         11.1 BYLAWS. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from any catastrophic event including, without limitation, an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

         11.2 LINES OF SUCCESSION. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered unavailable or otherwise incapable of discharging their duties.

         11.3 HEAD OFFICE. The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

         11.4 PERIOD OF EFFECTIVENESS. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination the emergency bylaws shall cease to be operative.

         11.5 NOTICES. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be practical to reach at the time, and by such means as may be practical at the time, including publication, radio or television.

         11.6 OFFICERS AS DIRECTORS PRO TEMPORE. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

         11.7 LIABILITY OF OFFICERS, DIRECTORS AND AGENTS. No officer, Director, agent or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.



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                                   ARTICLE XII
                           CHECKS, NOTES, DRAFTS, ETC.

         Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

                                  ARTICLE XIII
                                   AMENDMENTS

         These bylaws may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of the votes entitled to be cast by holders of Voting Stock, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of the entire Board of Directors.

                                   ARTICLE XIV
                FAIR PRICE REQUIREMENTS AND BUSINESS COMBINATIONS
                          WITH INTERESTED SHAREHOLDERS

         14.1 FAIR PRICE REQUIREMENTS. All of the requirements of Sections 14-2-1110 through -1113, inclusive, of the Georgia Business Corporation Code, as amended, shall apply to the business and affairs of the Corporation unless and until this provision is repealed in accordance with the Georgia Business Corporation Code and these Bylaws. (adopted effective 6/08/99)

         14.2 BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS. All of the requirements of Sections 14-2-1131 through -1131, inclusive, of the Georgia Business Corporation Code, as amended, shall apply to the business and affairs of the Corporation unless and until this provision is repealed in accordance with the Georgia Business Corporation Code and these Bylaws. (adopted effective 6/08/99)



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